Exhibit 99.27

                                  PRESS RELEASE
                                  -------------

      First National Bank Obtains Approvals to Finalize the Acquisition of
                              Sequoia National Bank



         South San Francisco, Calif.--(Business Wire)--April 19, 2005. FNB Bancorp (OTCBB:FNBG), a registered bank holding company and the parent of First National Bank of Northern California, based in South San Francisco, California, today announced recent developments in the proposed acquisition of Sequoia National Bank by First National Bank of Northern California, pursuant to their Acquisition Agreement dated November 5, 2004, as amended. Under the terms of the Acquisition Agreement, the San Francisco banking operations and offices of Sequoia National Bank would become branch offices of First National Bank of Northern California. The other party to the Acquisition Agreement, Hemisphere National Bank, based in Miami, Florida, has withdrawn from the Acquisition Agreement.

         The Acquisition Agreement has been approved by the shareholders of Sequoia National Bank and by FNB Bancorp (as the sole shareholder of First National Bank of Northern California). The transactions contemplated by the Acquisition Agreement have also been approved by the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System. The closing is currently scheduled to occur on April 30, 2005, but remains subject to the satisfaction of certain other conditions.

         Thomas C. McGraw, Chief Executive Officer of FNB Bancorp and First National Bank of Northern California, stated: "We look forward to closing this transaction. We continue to believe that a combination with Sequoia National Bank provides us with a great opportunity to offer our unique style of community banking to Sequoia's customers and to better serve our existing customers who live and work in the San Francisco marketplace."
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         First National Bank of Northern California has eleven full-service banking offices in San Mateo County, and the Web address for First National Bank of Northern California is www.fnbnorcal.com. The common stock of FNB Bancorp is quoted on the OTC Bulletin Board under the symbol "FNBG.OB."

         Sequoia National Bank has offices at 65 Post Street and 699 Portola Drive in San Francisco. The common stock of Sequoia National Bank is quoted on the OTC Bulletin Board under the symbol "SQNB.OB."

         Further information regarding this transaction may be obtained by reference to the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission.



         Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.





For further information contact:

Thomas C. McGraw
Chief Executive Officer
Tel: (650) 875-4864     Fax: (650) 588-9695

James B. Ramsey
Senior Vice President and Chief Financial Officer
Tel: (650) 875-4862     Fax: (650) 588-9695